                                                                  EXHIBIT 4.10

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND SUCH TRANSFER WILL BE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. IN CONNECTION WITH SUCH COMPLIANCE WITH THE ACT AND APPLICABLE STATE SECURITIES LAWS, NO TRANSFER OF THE SECURITIES SHALL BE MADE UNLESS THE CONDITIONS SPECIFIED IN SECTION 8 OF THIS DEBENTURE ARE SATISFIED.


                          SENIOR CONVERTIBLE DEBENTURE

                          Maturity Date:  July 1, 1996


$250,000
No.  3                                                       Seattle, Washington



          IMRE CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to The Aries Trust or its registered assigns ("Holder"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) with interest (computed on the basis of a 365-day year) accruing from the date of issuance to March 1, 1996 at a rate of zero percent (0%) per annum, and interest (computed on the basis of a 365-day year) accruing from March 1, 1996 to the date of maturity at the prime rate as quoted from time to time by the Wall Street Journal or any successor thereto, or at such lesser rate as shall be the maximum permitted by applicable laws, from the date hereof, to be paid in the manner provided herein.

     1.   PAYMENT OF PRINCIPAL AND INTEREST.

          1.1 PAYMENTS IN CASH. Subject to the provisions of Section 3 hereof relating to the conversion of this Debenture, the entire principal sum hereof shall be due and payable on (i) July 1, 1996; or (ii) upon conversion of this Debenture pursuant to the provisions of Section 2 hereof as to that portion of the principal amount so converted. Payments hereunder shall be made by the Company to the Holder at the address for such holder on the books of the Company, or at such other place as the Holder may direct the Company in writing, in lawful money of the United States of America subject to the terms of the next paragraph.

     2.   CONVERSION.

          2.1 CONVERSION. (a) The unpaid principal amount of this Debenture and interest thereon shall be automatically converted to the Qualified Offering Securities at conversion price equal to the lower of $1.50 or the price for the Qualified Offering Securities in such Qualified Offering (the "Conversion Price") on the completion of a Qualified Offering. For purposes of this Debenture, a Qualified Offering shall mean the next sale or series of sales of Common Stock of the Company or securities exchangeable, convertible or exercisable into or for Common Stock of the Company, whether in a public offering or private placement, raising gross proceeds in excess of $2,500,000 (the "Threshold Amount") and Qualified Offering Securities shall mean the securities offered in the Qualified Offering. For purposes of clarity, in the event the Company effects a sale or series of sales of its Common Stock through a rights offering in which gross proceeds in excess of $2,500,000 are raised, the unpaid principal amount of this Debenture and interest thereon shall be automatically converted on the completion of such financing into the Company's Common Stock at the Conversion Price. Conversion shall be deemed to have been effected on the date on which the Threshold Amount has been sold. Such automatic conversion shall require no further action on the part of either the Company or the Holder and, upon receipt of notice from the Company of such automatic conversion, the Holder shall surrender this Debenture, fully endorsed, in accordance with surrender instructions provided by the Company in such notice. The Company shall, as soon as practicable after the surrender of the Debenture, issue and deliver to the Holder a certificate or certificates for the number of shares of securities into which this Debenture is converted, together with any cash in lieu of any fraction of a share as provided in Section
2.3 hereof. The entity in whose name the certificate or certificates are to be issued shall be deemed to have become a stockholder of record on the next succeeding day on which the transfer books are open after the closing of the Qualified Offering. The Company covenants that all shares issued upon automatic conversion (if shares of capital stock are issued upon automatic conversion) and shares of capital stock to be issued upon the exchange, conversion or exercise of securities other than shares of capital stock issued upon automatic conversion shall, upon issuance, be fully paid and non-assessable, and all securities issued upon automatic conversion shall be free from all taxes, liens, encumbrances and charges caused by or created by the Company with respect to the issue thereof.

               (b) In the event that a Qualified Offering is not consummated by March 1, 1996, the unpaid principal amount of this Debenture and interest thereon shall be convertible, in whole, at the option of the Holder at any time prior to maturity and after

March 1, 1996, at a conversion price, subject to adjustment as provided in
Section 2.5 hereof, initially equal to $1.50.

          2.2 RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company covenants that, at the time of the automatic conversion of this Debenture as provided in Section 2.1(a) hereof, the Company will have authorized and reserved for the purpose of issuance upon such automatic conversion, a sufficient number of shares of the securities to be issued in connection with such automatic conversion. The Company further covenants that the Company has authorized and reserved for issuance a sufficient number of shares of securities to be issued in connection with the potential issuance of Common Stock of the Company pursuant to Section 2.1(b) hereof.

          2.3 FRACTIONAL SHARES. No fractional shares of any security shall be issued upon conversion of this Debenture or in payment of interest. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall round up and issue an additional share of such security.

          2.4 PAYMENT OF TAXES. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of any security on conversion of the Debenture pursuant to the terms hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of such security in a name other than that in which the Debenture so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid the amount of any such tax.

          2.5 ADJUSTMENT OF CONVERSION PRICE. (a) In the event the Company shall at any time after the date of issuance of this Debenture and prior to the closing date of the Qualified Offering, (i) declare a dividend on the outstanding Common Stock of the Company payable in shares of its capital stock,
(ii) subdivide the outstanding Common Stock of the Company, (iii) combine the outstanding Common Stock of the Company into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the conversion price set forth in section 2.1 hereof, and the number of shares of the security issuable upon conversion of these Debentures, pursuant to Section 2.1 hereof, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the Holder of the Debentures after such time shall be entitled to receive the aggregate number and kind of shares which the Holder of the Debentures would have held, if this Debenture had been converted immediately prior to such time and the shares the Holder of the Debentures would have received upon such exercise had such shares been subject to such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b)  Whenever there shall be an adjustment as provided in this
Section 2.5, the Company shall promptly cause written notice thereof to be sent to the Holder of the Debentures which notice shall be accompanied by an officer's certificate setting forth the number of the shares of the security issuable upon conversion of this Debenture and the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     3. REGISTRATION, EXCHANGE AND TRANSFER. The Company will keep a register in which, subject to such reasonable regulations as it may prescribe, it will register all Debentures. No transfer of this Debenture shall be valid against the Company unless made upon such register. This Debenture is subject to the restrictions on transfer set forth on the face hereof. Upon surrender for transfer of this Debenture and compliance with said restrictions on transfer, the Company shall execute and deliver in the name of the transferee or transferees a new Debenture or Debentures for a like principal amount.

          This Debenture may be exchanged for a like aggregate principal amount in other denominations. To be exchanged, this Debenture shall be surrendered for that purpose at the principal office of the Company, and the Company shall execute and deliver in exchange therefor the Debenture or Debentures which the holder making the exchange shall be entitled to receive, bearing serial numbers not contemporaneously outstanding.

          This Debenture, if presented for transfer, exchange, conversion or payment shall (if so permitted by the Company), be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or by his duly authorized attorney.

          Any exchange or transfer shall be without charge, except that the Company may require payment of the sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto.

          The Company may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the

Company), for the purpose of receiving payment of or on account of the principal and interest hereof, for the conversion hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     4.   REGISTRATION

          4.1  DEFINITIONS.  As used herein:

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Act") and the declaration or ordering of the effectiveness of such registration statement.

          For purposes hereof, the term "Registrable Securities" means any Common Stock issuable upon conversion of the Debentures as provided in Section 2 hereof.

          The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities were originally issued or any qualified transferee under
Section 7 hereof who holds Registrable Securities.

          4.2 FILING OF REGISTRATION STATEMENT. Within thirty (30) days of the closing of the Qualified Offering, but in any event no later than April 15, 1996, the Company will file a Registration Statement with the Securities and Exchange Commission registering the Registrable Securities along with any securities issued in such Qualified Offering, and the Company will use its best efforts to obtain a declaration of effectiveness of such Registration Statement in compliance with all applicable federal and state laws. The Company further agrees to take all actions incidental thereof (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Act and any other governmental requirements or regulations) as may be necessary to permit or facilitate the sale and distribution of the Registrable Securities by the Holders, in the jurisdictions and in the manner that such Holders may reasonably request, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such state or jurisdiction in which the Company is not qualified to do business.

          4.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration pursuant to this Section 4, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any comfort letters or special audits of the Company's financial statements incidental to or required by such registration (excluding discounts and commissions and fees of Holders' counsel) shall be borne by the Company.

          4.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 4, the Company will, at its expense:

                 (i) keep such registration statement effective and file any necessary post-effective amendments and use its best efforts to maintain the effectiveness thereof for a period of thirty-six (36) months from the date of initial filing.

                (ii) furnish such number of preliminary and final prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

               (iii) take any other action which may be necessary or desirable to enable the Holders to consummate the public sale or disposition of the Registrable Securities in jurisdictions and at such times (within the 36 month period referred to in Section 4.4(i)) as the Holders may reasonably request, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction in which the Company is not qualified to do business.

          4.5 QUALIFIED OFFERING. In connection with the registration rights granted to the holder of this Debenture by this Section 4, the Company acknowledges that it anticipates the consummation of a Qualified Offering around January 31, 1996 and that it will use its best efforts to consummate such Qualified Offering by such date.

     5.   EVENTS OF DEFAULT.

          5.1 DEFINITIONS AND EFFECT. In case of one or more of the following "Events of Default" shall have occurred and be continuing:

                 (i) default in the payment of principal of or interest upon this or any other of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of ten (10) days;

                (ii) default by the Company in the payment of principal or interest on any Indebtedness (as defined in Section 6.1(b) hereof) for a period of thirty (30) days after the same shall have become due and payable, unless such default is duly waived by the holders of such Indebtedness (as defined in Section 6.1(b) hereof) or is contested in good faith by the Company by appropriate proceedings;

               (iii) failure on the part of the Company to duly observe or perform any other of the material covenants or agreements on the part of the Company in this Debenture for a period of thirty (30) days after the occurrence of such failure;

                (iv) the Company shall have admitted in writing its inability to pay its debts as they mature, or shall have made an assignment for the benefit of creditors, or shall have been adjudicated bankrupt;

                 (v) a trustee or receiver of the Company, or for any substantial part of the assets of the Company, shall have been appointed and, if appointed in a proceeding brought against the Company, the Company by any action or failure to act shall have indicated its approval of, consent of or acquiescence in such appointment, or, within sixty (60) days after such appointment, such appointment shall not have been vacated, or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

                (vi) proceedings involving the Company shall have been commenced by or against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government, or any state government, and, if such proceedings shall have been instituted against the Company, or the Company by any action or failure to act shall have indicated its approval of, consent to, or acquiescence therein, or an order shall have been entered approving the petition in such proceedings, and within sixty (60) days after the entry thereof, such order shall not have been vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

               (vii) the termination of employment, whether voluntary or involuntary, of Dr. Jay Kranzler and Dr. Debby Jo Blank; or

              (viii) the issuance of new securities by the Company in a financing not deemed to be a Qualified Offering;

then and in each and every such case, the holders of not less than $500,000 in aggregate principal amount of outstanding Debentures may declare the principal and accrued but unpaid interest of all the Debentures to be due and payable immediately, by written notice to the Company, and upon any such declaration the same shall become and shall be immediately due and payable.

          5.2 WAIVER. At any time before the date of any declaration accelerating the maturity of this Debenture, the holders of at least fifty-one percent (51%) in aggregate principal amount of outstanding Debentures may waive any past Event of Default and its consequences pertaining to the payment of the principal of, or interest on, any of the Debentures and may waive any other Event of Default hereunder. Such waivers shall be evidenced by written notice or other documents specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent holders of outstanding Debentures.

     6.   COVENANTS.

          6.1  NEGATIVE COVENANTS.

               (a) The Company shall not, and shall not permit any of its subsidiaries to, create or incur or suffer to be created or incurred any Indebtedness (as defined in Section 6.1(b) hereof) other than:

                 (i) Indebtedness to any holder of the Debentures arising hereunder;

                (ii) Indebtedness (as defined in Section 6.1(b) hereof) in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made and Indebtedness (as defined in Section 6.1(b) hereof) of the Company secured by liens of carriers, warehousemen, mechanics and materialmen;

               (iii) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review and in respect of which the Company has maintained adequate reserves;

PROVIDED, HOWEVER, in each case of (i), (ii), or (iii) above, before and after giving effect thereto (i) the Company is otherwise in compliance with any covenants set forth herein and (ii) there does not exist an Event of Default.

               (b)(i) As used in this Debenture, Indebtedness shall mean all obligations of the Company or its subsidiaries which would, in accordance with generally accepted accounting principles consistently applied, be classified upon its balance sheet as liabilities, including (i) all debt of the Company or its subsidiaries for borrowed money (and any notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money), (ii) any obligation of the Company or its subsidiaries for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements, (iii) any obligation secured by any lien on or payable out of the proceeds of production from property owned or held by the Company or its subsidiaries whether or not the Company or its subsidiaries has assumed or become liable for the payment of such obligation, (iv) any obligation required to be treated as a Capital Lease in accordance with generally accepted accounting principles consistently applied, and (v) any guaranty by the Company or its subsidiaries; but excluding accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business and further excluding current liabilities existing from time to time, other than for borrowed money, incurred in the ordinary course of business.

                (ii) For purposes of this Debenture, Capital Lease shall mean any lease of any property (whether real, personal or mixed) by the Company or any subsidiary, as lessee which would, in accordance with generally accepted accounting principles consistently applied, be required to be classified and accounted for as a capital lease on the balance sheet of the Company or any subsidiaries, other than any such lease under which the Company or a wholly-owned subsidiary is the lessor.

     7.   RESTRICTIONS ON TRANSFER.

          7.1 RESTRICTED SECURITIES. By acceptance hereof, the Holder understands and agrees that this Debenture and the securities receivable upon conversion hereof are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 promulgated by the Securities and

Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          7.2 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Debenture (or of the securities issuable upon conversion hereof) except in compliance with applicable state securities laws and unless and until:

               (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

               (b) such disposition is made in accordance with Rule 144 under the Act; or

               (c) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, that such disposition will not require registration under the Act and will be in compliance with applicable state securities laws.

          7.3 LEGENDS. It is understood that this Debenture and each certificate evidencing the security acquired upon conversion hereof or evidencing any security issued with respect hereof shall bear the following legend (in addition to any legends which may be required in the opinion of the Company's counsel by the securities laws of the state where the Holder is located):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND SUCH TRANSFER WILL BE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

     8.   NOTICES.

          8.1 NOTICES TO HOLDER OF DEBENTURES. Any notice required by the provisions of this Debenture to be given to the holders of Debentures shall be in writing and may be delivered by personal service or sent by telegraph, cable or fax or sent by registered or certified mail, return receipt requested, with postage thereon fully prepaid. All such communications shall be addressed to the Holder of record at its address appearing on the books of the Company. If sent by telegraph, cable or fax, a confirmed copy of such telegraphic or cabled notice shall promptly be sent by mail (in the manner provided above) to the Holder. Service of any such communications made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time.

          8.2 NOTICES TO THE COMPANY. Whenever any provision of this Debenture requires a notice to be given to the Company by the holder of any Debenture, the holder of any security obtained upon the conversion of this Debenture or the holder of any security of the Company obtained in connection herewith, then and in each such case, such notice shall be in writing and may be delivered by personal service or sent by telegraph, cable or fax or sent by registered or certified mail, return receipt requested with postage thereon fully prepaid.
All such communications shall be addressed to the Company at its principal place of business. If sent by telegraph, cable or fax, a confirmed copy of such telegraphic or cabled notice shall promptly be sent by mail (in the manner provided above) to the Company. Service of any such communications made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or the expiration of the third
(3rd) business day after the date of mailing, whichever is earlier in time. No notice under this Section 8.2 shall be valid unless signed by the holder of this Debenture, the holder of any security obtained upon conversion of this Debenture or the holders or any security of the Company obtained in connection herewith.

     9. NO RIGHTS AS SHAREHOLDER. This Debenture, as such, shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company except upon conversion hereof.

     10. HEADINGS AND GOVERNING LAW. The descriptive headings in this Debenture are inserted for convenience only and do not constitute a part of this Debenture. This Debenture shall be construed under and governed by the laws of the State of New York applicable to contracts made and to be fully performed therein.

     11. AMENDMENT. With the consent of the holders of thirty percent (30%) of the aggregate principal amount of outstanding Debentures, the Company may amend the Debentures to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Debentures which shall not be inconsistent with the provisions of the Debentures; provided such action shall not adversely affect the interests of the holders of the Debentures.

          With the consent of the holders of not less than fifty-one percent (51%) in aggregate principal amount of outstanding Debentures, the Company may amend the Debentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Debentures; provided, however, that no such amendment shall, without the consent of the holder of each outstanding Debenture affected thereby:

               (a) change; (i) the maturity of the principal of, or any accretion or accrual of interest on, any Debenture; or (ii) the coin or currency in which the principal of or interest on any Debenture is payable;

               (b) reduce the principal amount hereof or the interest rate hereon;

               (c)  increase the Conversion Price hereof; or

               (d) reduce the percentage in principal amount of the outstanding Debentures the consent of whose holders is required for any amendment or waiver as provided for in the Debentures.

          Prompt written notice that this Debenture has been amended or interpreted in accordance with the terms of this Section shall be given to each holder of a Debenture. Upon such amendment or interpretation, the Debentures shall be deemed modified in accordance herewith, such amendment or interpretation shall form a part of this Debenture for all purposes, and every subsequent holder of Debentures shall be bound thereby.

          IN WITNESS WHEREOF, the Company has duly caused this Debenture to be signed in its name and on its behalf and its corporate seal to be affixed hereon by its duly authorized officer as of the date below.


Date of Issue:  December 29, 1995

                                   IMRE CORPORATION
                                   401 Queen Anne Avenue North
                                   Seattle, Washington 98109



                                   By: /s/ Alex P. de Soto
                                      ------------------------------------------
                                      Chief Financial Officer